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                                                                       Exhibit 5





                        [GOLD & WACHTEL, LLP LETTERHEAD]





                                                            October 2, 1996



Creative Learning Products, Inc.
150 Morris Avenue
Suite 205
Springfield, New Jersey 07081


Dear Sirs:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Creative Learning Products, Inc. (the "Company") under the Securities Act of 1933, as amended, relating to 3,000,000 shares of the Common Stock, no par value per share (the "Common Stock"), of the Company issuable upon the exercise of (1) a warrant expiring April 16, 1999 (the "April Warrant") and (2) a warrant expiring August 6, 1999 (the "August Warrant"), each granted pursuant to the terms of a written consulting agreement dated as of August 7, 1996 by and between the Company and Lee S. Rosen (the "Agreement").

         As counsel to the Company, we have examined the Certificate of Incorporation of the Company, its By-laws, its minutes, the April Warrant, the August Warrant, the Agreement and other corporate proceedings relating to the authorization and issuance of the aforesaid shares of the Common Stock and have reviewed the Registration Statement in the form intended to be filed. In our opinion, we have made such an investigation and examination as we have deemed necessary for the purposes of expressing an informed opinion on the matters hereafter discussed.

         Based upon such examination, it is our opinion that:

         1. The Company is duly organized and validly existing under the laws of the State of New Jersey; and




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Creative Learning Products, Inc.
October 2, 1996
Page 2




         2. The 2,000,000 shares of the Common Stock to be issued upon exercise of the April Warrant and the 1,000,000 shares of the Common Stock to be issued upon the exercise of the August Warrant will, upon issuance pursuant to exercise of the respective Warrant in accordance with the terms of the respective Warrant and the Agreement, be validly issued, fully paid and non-assessable.

         In addition, we hereby consent to the filing of this opinion as an Exhibit to said Registration Statement and to the reference to our firm on page 7 of the Prospectus included in the Registration Statement.

                                       Very truly yours,

                                       /s/ Gold & Wachtel, LLP


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